Exhibit 3.1

Filed in the Office of	Record Number E0482952018-9
FVAguilar	Filing Number F202610051557
Secretary of State State Of Nevada	Filed On 09/23/2026 08:01AM
	Number of Pages 4

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.380, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Impact Biomedical Inc. Entity or Nevada Business Identification Number (NVID): NV20021406562
2. Restated or Amended and Restated Articles: (Domestic corporations) If restating, complete sections 1, 2, and 7. If amending and restating, complete sections 1, 2, 3, 6 and 7. **You must include the Restated Articles or the Amended and Restated Articles with this filing.**	Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ **Restated Articles:** The articles are being restated without any changes and include all amendments made up to the date of this certificate. The certificate must be signed by an officer of the corporation. **Statutory Statement:** The officer signing this certificate confirms that they are authorized to do so by a board resolution adopted on the date listed, and that this certificate accurately reflects the articles of incorporation as amended as of that date. Date the board of directors adopted the resolution to approve the restated articles: Date: ☒ **Amended and Restated Articles:** The articles are being restated to include all previous amendments and the current changes.
3. Amendment Filing Type: (Select only one box) **Domestic Corporation** If amending, complete sections 1, 3, 6 and 7.	☐ **Certificate of Amendment to Articles of Incorporation - Before Issuance of Stock (Pursuant to NRS 78.380)** **Statutory statement:** The signers are at least two-thirds of the incorporators or two-thirds of the board of directors, and as of the date of the certificate, the corporation has not issued any voting stock. ☒ **Certificate of Amendment to Articles of Incorporation - After Issuance of Stock (Pursuant to NRS 78.385 and 78.390)** ☐ Check this box if the amendment is for a name change only. • No stockholder approval is required for a name change under NRS 78.390(8). ☒ If the amendment includes other changes, confirm the following: • The proposed amendment(s) were submitted to the stockholders for approval. • Stockholders holding at least a majority of the voting power (or greater, if required by the articles or law) approved the amendment(s). • Voting Results (e.g., number of shares for/against or percentage approved): 86.2%

You must include the filing fee with this form. See the instructions for more information.

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.38, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Officer's Statement: Foreign corporations only. Complete 1, 4, 6 and 7.	Name used in the home state (if different from the name used in Nevada): [ ] Jurisdiction of formation (state or country): [ ] Attach a certified copy or certificate showing that amendments were filed in the state where the corporation was formed.
5. Effective Date and Time: (Optional)	Date: 09/23/2026 Time: 12:01 A.M. Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. If you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date.
6. Describe the Changes:	Applicable changes (select all that apply): ☐ The entity name has changed ☐ The registered agent has changed (attach Certificate of Acceptance from new registered agent) ☐ The entity's purpose has changed ☐ The initial Board of Directors/ Trustees or Stockholders from the organization have changed ☐ IRS tax language added. ☐ The organization changed the articles ☐ The organization deleted articles ☐ The authorized shares have been amended ☒ Other The organization amended the articles as follows: (provide article numbers, if available) The Company is amending its Articles for a Reverse Stock Split (attach additional page[s] if necessary)
7. Signature: (Required)	Frank — Print First Name D. Heuszel — Print Last Name X /s/ Frank D. Heuszel — Signature Chief Executive Officer — Title Attach additional page(s) if additional signatures are necessary.

You must include the filing fee with this form. See the instructions for more information.

AMENDED AND RESTATED
TO THE

CERTIFICATE OF INCORPORATION

OF

IMPACT BIOMEDICAL INC.
(A NEVADA CORPORATION)

(PURSUANT TO NEVADA REVISED STATUTES 78.385 AND 78.390)

This Certificate of Amendment to the Certificate of Incorporation of Impact BioMedical Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada, is hereby duly adopted pursuant to and in accordance with the provisions of Section 78.385 and 78.390 of the Nevada Revised Statutes.

1. Article IV of the Certificate of Incorporation of the Corporation is hereby amended to include Section 4.04, which shall state the following:

Authorized Shares

> 4.04 "Upon this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (this "Certificate of Amendment") becoming effective pursuant to the Nevada Revised Statutes (the "NRS") (the "Effective Time"), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the "Existing Common Stock") shall be reclassified and combined into a different number of shares of New Common Stock (the "New Common Stock") such that each twelve and sixty-two hundredths OR twelve point six two (12.62) shares of Existing Common Stock shall, at the Effective Time, be automatically reclassified and combined into one share of New Common Stock (such reclassification and combination of shares, the "Reverse Split"). The par value of the New Common Stock following the Reverse Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Split, and stockholders who otherwise would be entitled to receive fractional shares of New Common Stock shall be entitled to receive the number of shares of New Common Stock rounded up to the next whole number. Each stock certificate that, immediately prior to the Effective Time, represented shares of Existing Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of New Common Stock into which the shares of Existing Common Stock represented by such certificate shall have been combined (subject to rounding for fractional shares as set forth above). Each holder of record of a certificate that represented shares of Existing Common Stock shall be entitled to receive, upon surrender of such certificate, a new certificate representing the number of whole shares of Common Stock into which the shares of Existing Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split (subject to rounding for fractional shares as set forth above), provided that the Corporation may request such stockholder to exchange such stockholder's certificate or certificates that represented shares Existing Common Stock for shares held in book-entry form through the Depository Trust Company's Direct Registration System representing the appropriate number of whole shares of New Common Stock into which the shares of Existing Common Stock represented by such certificate or certificates shall have been combined. The Reverse Split shall

be effected on a record holder-record holder basis, such that any fractional shares of New Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated."

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, for the purpose of amending the Certificate of Incorporation pursuant to the Nevada Revised Statutes, does hereby make and file this Certificate of Amendment, hereby declaring the effectiveness of this amendment to the Certificate of Incorporation be declared effective on September 23, 2026, at 12:01 A.M. EST, and certifies that the facts herein stated are true, and accordingly has hereunto set his hand this 22 day of September, 2026.

By: ______________________________

Name: Frank D. Heuszel

Title: Chief Executive Officer